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                                                                  EXHIBIT 24(i)


              [LETTERHEAD OF BEFEC-PRICE WATERHOUSE APPEARS HERE]


REPORT OF INDEPENDENT ACCOUNTANTS



To the board of Directors
of CPM Europe SA



In our opinion, the balance sheet and the related statements of income present fairly, in all material respects, the financial position of CPM Europe SA at December 31, 1994, and the results of their operations for the years then ended in conformity with generally accepted accounting principles in France. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Paris, 22 May 1995


Befec-Price Waterhouse

/s/ Michel Chiron

Michel Chiron